EXHIBIT 5

                                                              [SEP&S LETTERHEAD]

September 13, 1999

MDI Entertainment, Inc.
201 Ann Street
Hartford, CT 06103

Re: Registration Statement on Form SB-2

Ladies and Gentlemen:

        You have requested our opinion, as counsel for MDI Entertainment, Inc, a Delaware corporation (the "Company"), in connection with the registration statement on Form SB-2 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to an offering by certain selling stockholders named therein (the "Stockholders") from time to time of up to 2,027,000 shares (the "Shares") of common stock, par value $.001 per share, of the Company. All of the Shares being offered hereby are issuable upon the conversion of, and interest and other amounts due under, the Company's Series A Preferred Stock, par value $.001 per share (the "Preferred Stock").

        We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. We have assumed that there will be no changes in applicable law between the date of this opinion and the date the Shares proposed to be sold by the Stockholders pursuant to the Registration Statement are actually sold. It is our opinion that the Shares have been duly authorized and, when issued and delivered upon conversion of the Preferred Stock in accordance its terms, will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                Sincerely,



                                /s/ Squadron, Ellenoff, Plesent & Sheinfeld, LLP
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